ADDENDUM NO. 4
to the
Life Surplus Share Reinsurance Contract
Effective:  January 1, 2007
(the “Contract”)
issued to
THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
Newark, New Jersey
including any and/or all companies that are or may hereafter become affiliated therewith
(collectively, the “Company”)
and
SWISS RE LIFE & HEALTH AMERICA INC.
(the “Subscribing Reinsurer”)

IT IS HEREBY AGREED that, effective 12:01 a.m., Local Standard Time, January 1, 2013, the Contract is amended as follows:
1.	Paragraph C of Article 8 – Special Acceptance (as previously amended by Addendum No. 2) – is amended to read:

C.           In the event the Lead Reinsurer declines a Special Acceptance Policy, the Company may insure the Policy, although the Policy would not be subject to the terms of this Contract.  In the event that a Special Acceptance Policy is rejected by the Lead Reinsurer and underwritten by the Company, the Company may resubmit the previously declined Policy for reconsideration at the Policy’s next anniversary.  If accepted by the Lead Reinsurer, the newly-accepted Special Acceptance Policy shall be subject to the terms and conditions of this Contract.

2.	Paragraphs B and D of Article 9 – Premium (as previously amended by Addendum No. 2) – are amended to read:

B.           As premium for the reinsurance provided hereunder during each Contract Year, the Company shall pay the Reinsurer a deposit premium of $8,000,000, to be paid in the amount of $2,000,000 on January 1, April 1, July 1 and October 1 of each Contract Year.
D.           The Company shall furnish the Reinsurer with such information as may be required by the Reinsurer for completion of its financial statements.

Effective: January 1, 2007                                                                                                                                                                                                                                                                                                                                      DOC:  January 17, 2013
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3.	Article 20 – DAC Tax – is amended to read:

A.           In General.

1.           The Company and the Reinsurer agree to the DAC Tax Election pursuant to Section 1.848-2(g)(8) of the Income Tax Regulations effective December 29, 1992, under Section 848 of the Internal Revenue code of 1986, as amended.

2.           The terms used in the DAC Tax Election shall follow the definitions provided in Regulation Section 1.848-2, effective December 29, 1992.

3.           Both parties agree to make the election contemplated by the DAC Tax Election by timely attaching to is U.S. tax returns the schedule completed by Regulation Section 1.848-2(g)(8)(ii).  This election shall be effective for all taxable years for which this Contract remains in effect.

B.           Net Positive Consideration.  The party with the net positive consideration for this Contract for each taxable year will capitalize specified policy acquisition expenses with respect to the Contract without regard to the general deductions limitation of Regulation Section 848(c)(1).

C.           Information Exchange.  The Company and the Reinsurer agree to exchange information pertaining to the amount of net consideration under this Contract each year to ensure consistency, or as otherwise required by the Internal Revenue Service.

D.           Calculations.  The Company will submit a schedule to the Reinsurer by May 1 of each year with its calculation of the net consideration for the preceding calendar year.  This schedule of calculations will be accompanied by a statement signed by an officer of the Company stating that the Company will report such net consideration in its tax return for the preceding calendar year.  The Reinsurer may contest such calculation by providing an alternative calculation to the Company in writing within 30 days of the Reinsurer’s receipt of the Company’s calculation.  If the Reinsurer does not so notify the Company within the required timeframe, the Reinsurer shall be treated as having agreed with the Company’s calculation.
E.           Contest.  If the Reinsurer contests the Company’s calculation of the net consideration, the parties will act in good faith to reach an agreement as to the correct amount within 30 days of the date the Reinsurer submits its alternative calculation.  If the Company and the Reinsurer reach an agreement on an amount of net consideration, each party will report the agreed upon amount in its tax return for the previous calendar year.

                     F.           The Company and the Reinsurer represent and warrant that they are subject to U.S. taxation under either the provisions of subchapter L of Chapter 1 or the provisions of subpart F of Part III of Subchapter N of Chapter 1 of the Internal Revenue Code of 1986, as amended.

Effective: January 1, 2007                                                                                                                                                                                                                                                                                                                                      DOC:  January 17, 2013
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 Effective:  January 1, 2013

4.	Paragraph C of Article 26 – Service of Suit – is amended to read:

C.           In the event of the failure of the Reinsurer to perform its obligations hereunder, the Reinsurer, at the request of the Company, shall submit to the jurisdiction of a court of competent jurisdiction within the United States.  Nothing in this Article constitutes or should be understood to constitute a waiver of the Reinsurer’s rights to commence an action in any court of competent jurisdiction in the United States, to remove an action to a United States District Court, or to seek a transfer of a case to another court as permitted by the laws of the United States or of any state in the United States.  The Reinsurer, once the appropriate court is selected, whether such court is the one originally chosen by the Company and accepted by the Reinsurer or is determined by removal, transfer, or otherwise, as provided for above, shall comply with all requirements necessary to give said court jurisdiction and, in any suit instituted against the Reinsurer upon this Contract, shall abide by the final decision of such court or of any appellate court in the event of an appeal.

5.	Exhibits I, II and III are amended per the attachments to this Addendum.

IT IS HEREBY AGREED that, effective 12:01 a.m., Local Standard Time, January 1, 2013, with respect to losses occurring at or after such time and date on Policies in force at such time and date, or written or renewed at or after such time and date, this Contract is amended as follows:

1.	Paragraph A and subparagraphs B(1) and (2) of Article 2 – Retention and Limit (as previously amended by Addendum No. 2) – are amended to read:

A.           The Company shall retain not less than $1,500,000 of its gross liability on each Person during the term of this Contract.  The Company shall cede and the Reinsurer shall accept the Company’s First Surplus liability, not to exceed the lesser of 14/3rds times the Company’s retention or $7,000,000 each risk.

B.            1.           $125,000,000 as to any one Location.  Additional capacity up to a total of $150,000,000 may be considered on a facultative basis; and
2.           $187,500,000 as to any Campus.  “Campus” means any one or more buildings or structures, serving as the place of employment for the lives covered under a group Policy, that do not share a common ventilation system and are at least 1,000 feet from the nearest building or structure not making up part of the Campus.

2.	Paragraph C of Article 3 – Special Conditions – is amended to read:

C.           Policies with total reinsurance volume in excess of $50,000,000 will be covered if they meet all other underwriting requirements and notification to the Lead Reinsurer will satisfy notice with respect to the $125,000,000 limit per Event.

Effective: January 1, 2007                                                                                                                                                                                                                                                                                                                                      DOC:  January 17, 2013
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 Effective:  January 1, 2013

3.	Subparagraph A(3) of Article 8 – Special Acceptance (as amended by Addendum Nos. 2 and 3) – is amended to read:

3.           Any Policy where the benefit formula contains no age reduction and there are reinsured lives in excess of age 74.

4.	In lieu of Article 10 – Mortality Bonus (as amended by Addendum No. 3) – the Article shall be titled Profit Commission and shall read as follows:

A.           Within 90 days after 12 months following the end of the Accounting Period, and quarterly thereafter until all claims are settled, the Company shall prepare a profit commission calculation for the Accounting Period, and the Reinsurer shall pay to the Company a profit commission, if any, equal to a percentage of the Paid and Earned Reinsurance Premium for the Accounting Period, within five business days after receipt of the report, in accordance with the following:

1.           “Accounting Period” means, for the purposes of this Article, the 2013 Contract Year and the 2014 Contract Year combined.

2.           “Paid and Earned Reinsurance Premium” means the final annual reinsurance premiums paid and earned after the Company provides the Reinsurer its annual premium reconciliation calculation per Exhibit III of this Contract

3.           “Incurred Claims” means the sum of:

 a.           Losses and Loss Adjustment Expense paid by the Reinsurer on losses occurring during the Accounting Period, plus
b.           The outstanding case reserves of the reinsurer on losses occurring during the accounting period.

4.           “Loss Ratio” means the ratio of Incurred Claims (as of the date of calculation) to Paid and Earned Reinsurance Premium for the Accounting Period.

B.           If the Loss Ratio is less than 75% for the Accounting Period, the Company shall be due a profit commission calculated as follows:

1.           if the Loss Ratio is less than 75% but not less than 67%, the profit commission for the Accounting Period shall be the Paid and Earned Reinsurance Premium times 50% of the difference in percentage points between 75% and the actual Loss Ratio;

2.           if the Loss Ratio is less than 67%, the profit commission for the Accounting Period shall be 4% times the Paid and Earned Reinsurance Premium plus the Paid and Earned Reinsurance Premium times 100% of the difference in percentage points between 67% and the actual Loss Ratio.

Effective: January 1, 2007                                                                                                                                                                                                                                                                                                                                      DOC:  January 17, 2013
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 Effective:  January 1, 2013

5.	The share of the Subscribing Reinsurer in the interests and liabilities of the “Reinsurer” under the Contract shall be changed to 80.00%.

All other terms and conditions remain unchanged.
IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be executed, in duplicate, this   22nd            day of       January                    , in the year of    2013            .
the Prudential Insurance Company of America
including any and/or all companies that are or may hereafter become affiliated therewith

/s/ Rocco Mariano Jr.            VP & Actuary

Life Surplus Share Reinsurance Contract

Effective: January 1, 2007                                                                                                                                                                                                                                                                                                                                      DOC:  January 17, 2013
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 Effective:  January 1, 2013

and on this      22         day of      January                     , in the year of     2013           .
SWISS RE LIFE & HEALTH AMERICA INC.

/s/

and on this     22          day of       January                    , in the year of     2013
           .
SWISS RE LIFE & HEALTH AMERICA INC.

/s/

Market Reference Number:

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
LIFE SURPLUS SHARE REINSURANCE

Effective: January 1, 2007                                                                                                                                                                                                                                                                                                                                      DOC:  January 17, 2013
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EXHIBIT I - MONTHLY REINSURANCE RATES
[REDACTED]

Effective: January 1, 2007                                                                                                                                                                                                                                                                                                                                      DOC:  January 17, 2013
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EXHIBIT II - AUTOMATIC REINSURANCE BINDING LIMITS
[REDCATED]

*For the purposes of grandfathering existing employees, the Company will include existing employees if their grandfathered amounts are at or below the combined maximum Term Life limits shown above.

Effective: January 1, 2007                                                                                                                                                                                                                                                                                                                                      DOC:  January 17, 2013
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 Effective:  January 1, 2013

EXHIBIT III - PREMIUM RECONCILIATION WORKSHEET

[REDACTED]

Effective: January 1, 2007                                                                                                                                                                                                                                                                                                                                      DOC:  January 17, 2013
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